EXHIBIT 10.7.5

(Originally filed as Exhibit 10.9.5 to Form 10; File No. 0-50706)

AMENDMENT #5 TO CARRIER SERVICE AGREEMENT

ESCHELON TELECOM, INC.

April 25, 2002

This is Amendment #5 to the Carrier Service Agreement between Global Crossing Bandwidth, Inc., (“Global Crossing”) and Eschelon Telecom, Inc. (“Eschelon” or “Purchaser”), dated August 25, 2000, as amended (the “Agreement”).

1.                                       Except as otherwise stated, capitalized terms used herein have the same meaning as set forth in the Agreement.

2.                                       Section 2 of the Agreement shall be modified by striking title to section 2 and inserting the title and paragraph below at the beginning of section 2.

2.             EXCLUSIVITY AND PRIMARY PROVIDER

Eschelon agrees that Global Crossing shall, from the date this Agreement’s effective until it is terminated, be Eschelon’s exclusive global carrier for all of its, and its Affiliates’, existing and future data service needs including, without limitation, Internet, CLEC and DSL resale, Private Line, Frame Relay, ATM and other facilities-based services. . Eschelon agrees that Global Crossing shall, for the term of the Agreement, and any renewals thereof, be the Primary Provider (as hereinafter defined) for the current and future voice service needs of Eschelon and its affiliates. As used herein, the term “Primary Provider” shall mean the provider of no less than ninety-five percent (95%), as measured by minutes of use, (the “Primary Provider Percentage”) of Eschelon’s switched and dedicated domestic and international originating and terminating long distance voice services, including, without limitation Carrier Domestic Termination, Carrier International Termination and Carrier Toll-Free Transport, Outbound, Toll-free, Calling Card, Dedicated Transport and other facilities-based services (“Primary Provider Services”). However, excluded from this calculation are all services Eschelon obtains from providers other than Global Crossing under the “materially higher priced” or “inadequate redundancy” or “continuing obligation” exceptions to the exclusivity commitment provided by this Section 2.

All other terms and conditions of Section 2 shall remain unchanged.

3.                                             With respect to Link Calling Card Services, the Parties agree that in the unlikely event that the bankruptcy court orders Global Crossing to liquidate, Global Crossing will facilitate to the extent permissible, in a commercially practicable manner, and without undue delay, the transfer to a new RespOrg of the calling card toll-free access number of 800-383-5758 used by Eschelon, pursuant to a bona fide request of the new RespOrg; provided, however, that Eschelon is not in material breach of the Agreement and abides by the validation and verification process in place at the time. Further, in the event of the foregoing, Global Crossing agrees that it shall not otherwise challenge Eschelon’s request to transfer its access number to another carrier as RespOrg. On the date the bankruptcy court confirms Global Crossing’s plan of reorganization, the terms and conditions of this paragraph shall be void.

4.                                             With respect to Switched and Dedicated NOS Inbound and Carrier Transport Services, the Parties

agree that in the unlikely event that the bankruptcy court orders Global Crossing to liquidate, Global Crossing will facilitate Eschelon’s efforts to obtain a new RespOrg for the toll-free numbers associated with Services used by Eschelon, pursuant to a bona fide request of the new RespOrg; provided, however, that Eschelon is not in material breach of the Agreement and abides by the validation and verification process in place at the time. Further, in the event of the foregoing, Global Crossing agrees that it shall not otherwise challenge Eschelon’s request for a new RespOrg for its Toll Free numbers. On the date the bankruptcy court confirms Global Crossing’s plan of reorganization, the terms and conditions of this paragraph shall be void.

5.                                       Eschelon acknowledges that transferring to a new RespOrg may alter the functionality of the effected Services.

6.                                       This Amendment shall not prejudice any right or obligation that Global Crossing may have to assume or reject the Carrier Service Agreement under the United States Bankruptcy Code. Global Crossing expressly reserves the right to make such an election until it can more fully assess the impact that decision may have on its business and creditors and before, and subject to the requisite approval of, the United States Bankruptcy Court for the Southern District of New York.

7.                                       The balance of the Agreement and any executed amendments or addenda thereto not modified by this Amendment #5 shall remain in full force and effect.

8.             This Amendment #5 is effective as of the date signed by Global Crossing below.

Global Crossing Bandwidth, Inc		Eschelon Telecom, Inc.

By:	/s/Barrett O. MacCheyne	By:	/s/ R.A. Smith4/28/02
	Barrett O. MacCheyne, President		Richard Smith, Chief Operating Officer
North American Carrier Services

Date:	5/03/02	Date:	4/28/02